                         BEVERLY NATIONAL CORPORATION

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS

                                MARCH 27, 2001
                       _________________________________

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Beverly National Corporation ("Corporation") will be held at the main office of the Corporation at 240 Cabot Street, Beverly, Massachusetts, on March 27, 2001 at 3 o'clock P.M., for the purpose of considering and voting upon the following matters:

     (1) Fixing the number of directors who shall constitute the full Board of Directors at ten.

     (2) Election as director of the individuals listed as nominees in the Proxy Statement accompanying this notice of meeting, who, together with the directors whose terms of office do not expire at this meeting, will constitute the full Board of Directors.

     (3) Such other matters as may properly be brought before the meeting and any adjournment thereof.

     The record date and hour for the determining shareholders entitled to notice of, and to vote at, this meeting has been fixed at 5 o'clock P.M., February 21, 2001.


                                        By Order of the Board of Directors.



                                        Paul J. Germano, Clerk


February 27, 2001


--------------------------------------------------------------------------------
         PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY
       IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.  YOU MAY NEVERTHELESS
                 VOTE IN PERSON IF YOU DO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                         BEVERLY NATIONAL CORPORATION

                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF SHAREHOLDERS

                                MARCH 27, 2001



     The following information is furnished in connection with the solicitation of proxies by the management of Beverly National Corporation ("Corporation"), whose principal executive office is located at 240 Cabot Street, Beverly, Massachusetts (telephone: 978-922-2100) for use at the 2001 Annual Meeting of Shareholders of the Corporation to be held on March 27, 2001.

     As of February 21, 2001, 1,633,374 shares of common stock, $2.50 par value ("Common Stock"), of the Corporation were outstanding and entitled to be voted.

     The record date and hour for determining shareholders entitled to vote has been fixed at 5 o'clock P.M., February 21, 2001. Only shareholders of record at such time will be entitled to notice of, and to vote at the meeting. Shareholders are urged to sign the enclosed form of proxy solicited on behalf of the management of the Corporation and return it at once in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholder's directions. If no directions are given, proxies will be voted to fix the number of directors at ten, and to elect the nominees listed below.

     The affirmative vote of the holders of a majority of the Common Stock of the Corporation present or represented and voting at the meeting is required to fix the number of directors at ten. The affirmative vote of a plurality of the votes cast by shareholders is required to elect directors.

     The 2000 Annual Report of the Corporation containing financial statements for 2000 is being mailed to shareholders with the mailing of this Notice and Proxy Statement.

     The cost of the solicitation of proxies is being paid by the Corporation. The Proxy Statement will be mailed to shareholders of the Corporation on or about February 27, 2001.

                     DETERMINATION OF NUMBER OF DIRECTORS
                           AND ELECTION OF DIRECTORS
                           -------------------------

     The persons named as proxies intend to vote to fix the number of directors for the ensuing year at ten and vote for the election of the individuals named below as nominees for election as director, to hold office until the 2004 annual meeting as described below. If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of directors at less than ten. The management does not anticipate that any nominee will be unavailable.

     The By-Laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class be elected at each annual meeting of the shareholders.

     The present number of directors is ten. It is proposed by the Board that at the meeting, the number of directors who shall constitute the full Board of Directors until the next annual meeting be fixed at ten, and the three nominees, Mr. Richard H. Booth, Mr. John L. Good, III, and Mr. Clark R. Smith be elected to serve until 2004, as listed below.

     Opposite the name of the nominees for election at this meeting and each director continuing in office in the following tables are shown: (1) the number of shares of stock of the Corporation owned beneficially by the individual, including exercisable stock options; (2) the date on which the individual's term of office as director began; (3) the term of office for which the individual will serve; and (4) the individual's current principal occupation or employment.

                          Nominees For Election at This Meeting
                          -------------------------------------

                                Shares of            On Board of
                                Stock Owned          Directors of
                                Beneficially         the Corporation
                                as of                or Its             Term
                                February 21, 2001    Predecessor        of         Principal
Name                            (1)(2)               Since              Office     Occupation
----                            ------               -----              ------     ----------
Richard H. Booth                13,740               1993               2004       Stockbroker-
                                                                                   Retired

John L. Good, III               18,192               1987               2004       Vice President/
                                                                                   Community Rela-
                                                                                   tions & Develop-
                                                                                   ment - NE Health
                                                                                   Systems, Inc.

Clark R. Smith                   9,726               1994               2004       Attorney,
                                                                                   Family Foundation

                         Directors Continuing in Office
                         ------------------------------

                                Shares of            On Board of
                                Stock Owned          Directors of
                                Beneficially         the Corporation
                                As of                or Its             Term
                                February 21, 2001    Predecessor        of         Principal
Name                            (1)(2)               Since              Office     Occupation
----                            ------               -----              ------     ----------
Neiland J. Douglas, Jr.         21,252                1977              2002       President, Morgan
                                                                                   & Douglas Planning
                                                                                   and Research

John N. Fisher                  19,570                1989             2003        President,
                                                                                   Fisher & George
                                                                                   Electrical Co., Inc.

Mark B. Glovsky, Esq.            4,240                1996             2002        Attorney, Partner
                                                                                   of the Law Firm
                                                                                   of Glovsky &
                                                                                   Glovsky

Alice B. Griffin                12,664                1992             2003        Consultant

Robert W. Luscinski                600                1999             2003        Certified Public
                                                                                   Accountant

Lawrence M. Smith               86,603                1981             2002        President & Chief
                                                                                   Executive Officer,
                                                                                   Beverly National
                                                                                   Corporation and
                                                                                   Beverly National
                                                                                   Bank

James D. Wiltshire              13,540                1993             2003        Consultant

NOTE
----

(1) Beneficial ownership of stock for the purpose of this statement includes securities owned by the spouse and minor children and any relative with the same address. Certain directors may disclaim beneficial ownership of certain of the shares listed beside their names.

(2) Includes stock options to purchase shares which were exercisable as of February 21, 2001 or within 60 days thereafter, as listed:
     Richard H. Booth, 6,140; Neiland J. Douglas, Jr., 17,060; John N. Fisher, 12,440; Mark B. Glovsky, 3,740; John L. Good, III, 4,600; Alice B. Griffin, 1,640; Clark R. Smith; 3,740; Lawrence M. Smith, 52,980;
     and James D. Wiltshire, 6,140.

                                 OTHER MATTERS
                                 -------------

     The management knows of no business which will be presented for consideration at the meeting other than that set forth in this Proxy Statement. However, if any such business comes before the meeting, the persons named as proxies will vote thereon according to their best judgment.

                                             By Order of the Board of Directors.



                                             Lawrence M. Smith
                                             President


Beverly, Massachusetts
February 27, 2001

                         BEVERLY NATIONAL CORPORATION
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                MARCH 27, 2001


     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned shareholder of BEVERLY NATIONAL CORPORATION hereby nominates, constitutes and appoints Richard
F. Mooney and Kevin M. Dalton, Esq. and each of them (with full power to act alone), true and lawful attorneys, agents and proxies, with power of substitution to each, to attend the 2001 Annual Meeting of the Shareholders of said Corporation to be held at the main office of the Corporation, 240 Cabot Street, Beverly, Massachusetts, on March 27, 2001 at 3 o'clock P.M., and any adjournments thereof, and thereat to vote or otherwise act in respect of all the shares of capital stock of said Corporation that the undersigned shall be entitled to vote, with all powers the undersigned would possess if personally present, upon the following matters:

                                                              FOR       AGAINST       ABSTAIN

A.   1. Fixing the number of directors who shall
        constitute the full Board of Directors at ten.       (   )       (   )         (   )

     2. Election as directors of the individuals listed
        as nominees in the Proxy Statement accompanying
        this Proxy, who,together with the directors whose    (   )       (   )         (   )
        terms of office do not expire at this meeting, will
        constitute the full Board of Directors.

      3. Whatever other business may be brought before
      said meeting or any adjournment thereof.               (   )       (   )         (   )

B. IF ANY OF THE INDIVIDUALS LISTED AS A NOMINEE FOR DIRECTOR IN THE PROXY STATEMENT DATED FEBRUARY 27, 2001 AND THE ACCOMPANYING NOTICE OF SAID MEETING IS UNAVAILABLE AS A CANDIDATE OR ANY OTHER NOMINATION IS MADE OR IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS ACTING HEREUNDER UNLESS EITHER "AGAINST" OR "ABSTAIN" IS INDICATED IN RESPONSE TO ITEM A.3 ABOVE.

      THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT.

      Dated:  February 27, 2001


                                              __________________________________
                                              (Signature of Shareholder)


                                              __________________________________
                                              (Signature of Shareholder)
     When acting as attorney, executor,
     administrator, trustee or guardian,
     please give full title.  If more than    No. of Shares:  _________
     one trustee, all should sign.